UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2013

NICOLET BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	333-186401	47-0871001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 North Washington Street
Green Bay, Wisconsin 54301
(Address of principal executive offices)

 (920) 430-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, Nicolet Bankshares, Inc. (“Nicolet”) and Mid-Wisconsin Financial Services, Inc. (“Mid-Wisconsin”) are parties to an Agreement and Plan of Merger dated November 28, 2012, as amended January 17, 2013 (the “Merger Agreement”), pursuant to which Mid-Wisconsin has merged with and into Nicolet, as further described in Item 2.01 below.  Mid-Wisconsin and Wilmington Trust Company, as Trustee, are parties to an Indenture dated as of October 14, 2005 (the “Indenture”), pursuant to which Mid-Wisconsin issued $10,310,000 of its Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2035 (the “Debentures”).  As permitted by the terms of the Indenture and in accordance with terms of the Merger Agreement, on April 26, 2013, Nicolet and Wilmington Trust Company, as Trustee, entered into a First Supplemental Indenture (the “First Supplemental Indenture”) with respect to the Indenture.  The First Supplemental Indenture, provides that as of April 26, 2013, Nicolet succeeded to and was substituted for Mid-Wisconsin with respect to all obligations on the Debentures with the same effect as if Nicolet had originally been named in the Indenture and all amendments thereto.

A copy of the First Supplemental Indenture is included as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 26, 2013, Mid-Wisconsin merged with and into Nicolet pursuant to the terms of the Merger Agreement (the “Company Merger”).  Immediately thereafter, and effective at the close of business on April 26, 2013, Mid-Wisconsin’s wholly owned subsidiary, Mid-Wisconsin Bank, merged with and into Nicolet’s wholly owned subsidiary, Nicolet National Bank (the “Bank Merger”).  In the Company Merger, the outstanding shares of Mid-Wisconsin common stock, other than Dissenting Shares (as defined in the Merger Agreement), were converted into the right to receive 0.3727 shares of Nicolet common stock (and in lieu of any fractional share of Nicolet common stock, $16.50 in cash) per share of Mid-Wisconsin common stock or, for record holders of 200 or fewer shares of Mid-Wisconsin common stock, $6.15 in cash per share of Mid-Wisconsin common stock. Effective simultaneously with the Company Merger, and as contemplated by the Merger Agreement, Mid-Wisconsin repurchased from the United States Treasury all of Mid-Wisconsin’s outstanding Fixed Rate Cumulative Preferred Stock, Series A, and Fixed Rate Cumulative Preferred Stock, Series B, together with accrued and unpaid dividends thereon, issued pursuant to the Troubled Asset Relief Program (TARP) Capital Purchase Program and paid all accrued and unpaid interest on the Debentures into an escrow account with the Trustee for further distribution to the holders of the related trust preferred securities in accordance with the terms of the Indenture.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 with respect to the Debentures assumed by Nicolet under the Supplemental Indenture is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sale of Equity Securities

On April 26, 2013, Nicolet closed a private placement offering of 174,016 shares of its common stock at a purchase price of $16.50 per share, for an aggregate $2.871 million in proceeds.  The shares were offered pursuant to an exemption from registration provided by Rule 506 under the Securities Act of 1933, as amended (the “Securities Act”) to members of Nicolet’s board of directors and to advisory directors who are “accredited investors”, as defined in Rule 501 of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective immediately upon consummation of the Company Merger, and in accordance with the terms of the Merger Agreement, the Nicolet board of directors increased the size of the board by two members and elected Kim A. Gowey and Christopher Ghidorzi to fill the vacancies created by this increase.  Dr. Gowey and Mr. Ghidorzi were members of Mid-Wisconsin’s board of directors until the time Mid-Wisconsin merged with and into Nicolet.

Effective immediately upon consummation of the Bank Merger, and in accordance with the terms of the Merger Agreement and the related Bank Plan of Merger, the Nicolet National Bank board of directors increased the size of the board by two members and elected Kim A. Gowey and Christopher Ghidorzi to fill the vacancies created by this increase.  Dr. Gowey and Mr. Ghidorzi were members of Mid-Wisconsin Bank’s board of directors until the time Mid-Wisconsin Bank merged with and into Nicolet National Bank.

Item 5.07	Submission of Matters to a Vote of Security Holders

At a special meeting of the shareholders of Nicolet (the “Special Meeting”), held on April 25, 2013, Nicolet’s shareholders approved the Merger Agreement.  The Merger Agreement and Nicolet's proposal to approve the Merger Agreement are described in more detail in the Joint Proxy Statement-Prospectus contained in Nicolet’s Registration Statement on Form S-4 (Regis. No. 333-186401), pursuant to which proxies were solicited.  There were 2,455,543 shares of Nicolet’s common stock present in person or by proxy at the Special Meeting, representing 70.27% of the shares entitled to vote at the Special Meeting.  The final voting results for the proposal to approve the Merger Agreement are set forth below:

Proposal 1: To Approve the Merger Agreement

For	Against	Abstain	Broker Non-Votes
2,412,316	20,227	23,000	N/A

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger by and among Nicolet and Mid-Wisconsin dated November 28, 2012, as amended January 17, 2013 (incorporated by reference to the Joint Proxy Statement-Prospectus contained in Nicolet’s Registration Statement on Form S-4 (Regis. No. 333-186401)).

10.1	First Supplemental Indenture, dated April 26, 2013, by and among Nicolet, Mid-Wisconsin and Wilmington Trust Company.

99.1
Consolidated Financial Statements of Mid-Wisconsin, as of December 31, 2012 and 2011 and for each of the years in the three-year period ended December 31, 2012 (incorporated by reference to the Joint Proxy Statement-Prospectus contained in Nicolet’s Registration Statement on Form S-4 (Regis. No. 333-186401)).

99.2
Pro Forma Condensed Consolidated Balance Sheet (unaudited) as of December 31, 2012 and Pro Forma Condensed Consolidated Statement of Income (unaudited) for the year ended December 31, 2012 (incorporated by reference to the Joint Proxy Statement-Prospectus contained in Nicolet’s Registration Statement on Form S-4 (Regis. No. 333-186401)).

The Mid-Wisconsin interim financial statements and the pro forma financial information required to be filed pursuant to this Item 9.01 are not included in this report, but will be filed by amendment to this report no later than July 12, 2013 (71 calendar days after the date on which this initial report was required to be filed), as permitted by Items 9.01(a)(4) and (b)(2).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2013	NICOLET BANKSHARES, INC.

	By:	/s/ Ann K. Lawson
Name: Ann K. Lawson
Title: Chief Financial Officer